Exhibit 10.02

Assignment and Assumption Agreement

Walter Industries, Inc., a Delaware corporation (“Walter”) hereby assigns to Mueller Water Products, Inc., a Delaware corporation (“Mueller”), and Mueller hereby assumes, all of Walter’s rights and obligations under the Employment Agreement between Walter and Raymond P. Torok dated July 12, 2004, and under the Executive Change-In-Control Agreement.

Dated as of the close of business on this 14th day of December 2006

WALTER INDUSTRIES, INC.		MUELLER WATER PRODUCTS, INC.

	/s/ Victor P. Patrick		/s/ Jennifer Thomas
By:	Victor P. Patrick	By:	Jennifer Thomas
Title:	Vice Chairman	Title:	Executive Vice President

Accepted and Agreed:

/s/ Raymond P. Torok
Raymond P. Torok